As Filed with the Securities and Exchange Commission on June 21, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2007 (June 15, 2007)

MONSANTO COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16167	43-1878297
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 North Lindbergh Boulevard

St. Louis, Missouri 63167

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (314) 694-1000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On June 15, 2007, the Board of Directors (the “Board”) of Monsanto Company (the “Company”) approved amendments to the Company’s Bylaws, which changes are effective as of June 15, 2007. The amendments revise Sections 8(a), 11 and 23 of the Company’s Bylaws. The principal features of the amendments are as follows:

Voting Requirements for Election of Directors –

•

Previously, the Bylaws provided for election of directors by plurality vote. The amended Bylaws provide that, other than in a contested election (i.e., an election in which the number of candidates exceeds the number of directors to be elected), each director shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present.

•

A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Votes cast exclude “abstentions” and any “broker non-votes.”

•	In a contested election, directors will continue to be elected by plurality vote.

Director Resignations –

•

Previously, the Bylaws provided that a director’s resignation would be effective upon receipt, or at a later specified time. The amended Bylaws provide that a director’s resignation may be made effective at a specified time, or upon the happening of an event or events specified therein, or if the time is not specified and the resignation is not made contingent upon the happening of an event or events, upon receipt.

•

Before an election, each incumbent director who is nominated for another term must submit an irrevocable resignation, conditioned upon the director’s failure to receive a majority vote in an uncontested election, and on the Board’s acceptance of such resignation.

•

If an incumbent director fails to receive a majority of the votes cast in an uncontested election, the Nominating and Corporate Governance Committee (the “Committee”) of the Board will make a recommendation to the Board as to whether to accept or reject the resignation, or to take any other action.

•

The Board will accept, reject, or otherwise act on the resignation, taking into account the Committee’s recommendation, and publicly disclose its decision within 90 days from the date of certification of the election results.

•

The Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers to be appropriate and relevant. The director whose resignation is being considered shall not participate in the recommendation of the Committee or the decision of the Board.

•

If an incumbent director’s resignation is not accepted by the Board, such director shall continue to serve as a member of the class to which such director was nominated for election, until the next succeeding annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

•

If a director’s resignation is accepted by the Board, or if a non-incumbent nominee for director is not elected, then the Board may fill any resulting vacancy or may decrease the size of the Board, in each case pursuant to the provisions of the Bylaws.

Requirements for Director Nominees –

•	Each prospective nominee (including any person being considered to fill a vacancy on the Board), or someone acting on his or her behalf, must deliver (in accordance with applicable time periods) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made.

•	Each prospective nominee (including any person being considered to fill a vacancy on the Board) must:
(i)	agree to abide by the majority voting Bylaw (including the requirement to submit an irrevocable, contingent resignation);
(ii)

confirm that he or she has not agreed, and will not agree, to: (a) any “Voting Commitment” that has not been disclosed to the Company, or that could limit or interfere with his or her fiduciary duties as a director; or (b) receive any compensation for serving as a director, that has not been disclosed to the Company; and

(iii)

represent and agree that he or she would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

The amended Bylaws, and a copy marked to show changes from the prior Bylaws, are included as Exhibits 3.2(i) and 3.2(ii), respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits. The following documents are filed as exhibits to this report:

Exhibit 3.2(i)	Monsanto Company Bylaws, as amended effective June 15, 2007

Exhibit 3.2(ii)	Monsanto Company Bylaws, marked to show amendments effective as of June 15, 2007

________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2007

MONSANTO COMPANY

By:     /s/Christopher A. Martin

Name:	Christopher A. Martin
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.2(i)	Monsanto Company Bylaws, as amended effective June 15, 2007

3.2(ii)	Monsanto Company Bylaws, marked to show amendments effective as of June 15, 2007

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